Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “XEME BIOPHARMA, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SEVENTH DAY OF MARCH, A.D. 2005, AT 10:52 O`CLOCK A.M.

CERTIFICATE OF REVIVAL, FILED THE NINTH DAY OF MARCH, A.D. 2009, AT 11:30 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SEVENTH DAY OF SEPTEMBER, A.D. 2011, AT 5:47 O`CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE EIGHTEENTH DAY OF NOVEMBER, A.D. 2011, AT 12:58 O`CLOCK P.M.

RESTATED CERTIFICATE, FILED THE NINETEENTH DAY OF OCTOBER, A.D. 2015, AT 4:41 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTH DAY OF JULY, A.D. 2020, AT 12:59 O`CLOCK P.M.

3936403 8100H

SR# 20206165255

Authentication: 203260352

Date: 07-10-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware

The First State

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “XEME BIOPHARMA, INC.”.

3936403 8100H

SR# 20206165255

Authentication: 203260352

Date: 07-10-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

Mar 07 05

06:46a

Mark S. Palmer

650.655.2267

p.2

STATE of DELAWARE
CERTIFICATE of INCORPORATION
A STOCK CORPORATION

•

First: The name of this Corporation is Xeme Biopharma Inc.

•

Second: Its registered office in the State of Delaware is to be located at Corporation Trust Center 1209 Orange Street, in the City of Wilmington County of New Castle Zip Code 19801. The registered agent in charge thereof is The Corporation Trust Company.

•

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•

Fourth: The amount of the total stock of this corporation is authorized to issue is 20,000,000 shares (number of authorized shares) with a par value of $0.0001 per share.

•

Fifth: The name and mailing address of the incorporator are as follows:

Name Mark S. Palmer

Mailing Address 140 Lake Street, No. 1,

San Francisco, CA

 Zip Code 94118

•

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this
7th day of March, A.D. 2005.

By: ____________________
     (Incorporator)

NAME: Mark S. Palmer
      (type or print)

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:52 AM 03/07/2005
FILED 10:52 AM 03/07/2005
SRV 050190117 - 3936403 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 03/09/2009
FILED 11:30 AM 03/09/2009
SRV 090251640 - 3936403 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

The Corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.

The name of this corporation is XEME BIOPHARMA, INC.

2.

Its registered office in the State of Delaware is located at 1220 North Market Street, Ste 808 (street), City of Wilmington Zip Code 19801 County of New Castle the name of its registered agent is American Incorporators Ltd.

3.

The date of filing of the original Certificate of Incorporation in Delaware was March 7, 2005.

4.

The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February 2007, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.

This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2007, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 12th day of February A.D. 2009.

By: ____________________
     Authorized Officer

NAME: Mircea Popescu
      Print or Type

Title: President and CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:32 PM 09/27/2011
FILED 05:47 PM 09/27/2011
SRV 111047313 - 3936403 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of XEME Biopharma, lnc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Forth" so that, as amended, said Article shall be and read as follows:

The amount of total stock of this corporation is authorized to issue is 2,500,000 shares (number of authorized shares) with a par value of $0.001 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 19th day of August, 2011.

By: ____________________
     Authorized Officer

Title: President and CEO

NAME: Mircea C. Popescu, MD, PhD
      Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:07 PM 11/18/2011
FILED 12:58 PM 11/18/2011
SRV 111211783 - 3936403 FILE

Certificate of Merger
of
XEME ACQUISITION, INC.
into
XEME BIOPHARMA, INC.
November 18, 2011

Pursuant to Section 252(c) of the Delaware General Corporation Law (the "DGCL"), the undersigned, the duly elected and acting President of Xeme Biopharma, Inc. a Delaware corporation (the "Company"), hereby certifies to the following information relating to the merger (the "Merger'') of Xeme Acquisition, Inc., an Illinois corporation (the "Buyer"), with and into the Company:

FIRST:

That the name and state of incorporation of each of the Company and the Buyer (each, a "Constituent Corporation") are as follows:

Constituent Corporation XEME ACQUISITION, INC. XEME BIOPHARMA, INC.	State of Incorporation Illinois Delaware

SECOND:

That an Agreement and Plan of Merger (the "Merger Agreement") by and among the Constituent Corporations and Thera-Test Laboratories, Inc., an Illinois corporation, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 252 of the DGCL.

THIRD:

That the Company is the surviving corporation of the Merger (the "Surviving Corporation").

FOURTH:

That the Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation and shall be restated in its entirety as set forth on Exhibit A attached hereto.

FIFTH:

That the executed Merger Agreement is on file at the offices of the Company located at 5 Parkway Avenue, Plainsboro, NJ 08536.

SIXTH:

That a copy of the Merger Agreement will be furnished by the Company, on request and without cost, to any stockholder of any Constituent Corporation.

SEVENTH:

That the authorized capital stock of the foreign corporation which is a party to the merger is as follows:

Corporation XEME ACQUISITION, INC.	Class Common	Number of Shares 1,000	Par Value Without Par Value

EIGHTH:

That this Certificate of Merger shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the date first written above.

XEME BIOPHARMA, INC.

By: ____________________
      Mircea. Popescu, President

EXHIBIT A

ARTICLE I

The name of the corporation is XEME Biophanna, Inc. (the "Corporation").

ARTICLE II

The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Wilmington (New Castle County), Zip Code 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The Corporation is authorized to issue one class of shares which shall be designated "Common Stock" and have a par value of $0.001 per share. The total number of shares which the Corporation is authorized to issue is one thousand (1,000).

ARTICLE V

The business and affairs of the Corporation shall be managed by or under the direction of a board of directors (the "Board of Directors''). In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend or repeal by-laws of the Corporation ("By-Laws"). The number of directors shall be fixed from time to time as provided in the By-Laws. Elections of directors need not be by written ballot unless otherwise provided in the By-Laws.

ARTICLE VI

(A)

To the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B)

The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

(C)

Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation's certificate of incorporation which is inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to the amendment or repeal of this Article VI or adoption of any provision inconsistent with this Article VI.

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:41PM 10/19/2015
FILED 04:41 PM 10/19/2015
SR 20150554464 - File Number 3936403

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
XEME BIOPHARMA, INC.

XEME Biopharma, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that:

(a)

The name of the corporation is XEME Biopharma, Inc. (the "Corporation"). The Corporation's original Certificate of Incorporation (the "Original Certificate" ) was filed with the Secretary of State of Delaware on March 7, 2005.

(b)

The Corporation filed a Certificate of Amendment with the Secretary of State of Delaware on September 27, 2011 (the "First Amendment").

(c)

The Corporation filed a Certificate of Merger with the Secretary of State of Delaware on November 18, 2011 (the "Certificate of Merger"), pursuant to which the Original Certificate, as amended by the First Amendment, was restated in its entirety (the "First Restated Certificate").

(d)

This Amended and Restated Certificate of Iincorporation (this " Certificate of Incorporation"), which amends and fully restates the First Restated Certificate, was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, and was approved by written consent of the sole stockholder of the Corporation pursuant to Section 228 of the DGCL.

The First Restated Certificate is hereby amended and restated to read in its entirety as follows:

FIRST:

The name of the Corporation is XEME Biopharma, Inc.

SECOND:

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington (New Castle County), Zip Code 19808. The name of its registered agent at that address is Corporation Service Company.

THIRD:

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful activity or carry on any business for which corporations may be organized under the DGCL.

FOURTH:

The Corporation is authorized to issue one class of shares which is designated "Common Stock" which has a par value of $.001 per share. The total number of shares of Common Stock that the Corporation is authorized to issue is 25,000,000. Effective upon the filing of this Certificate of Incorporation with the Delaware Secretary of State, each issued and outstanding share of Common Stock will automatically and without the necessity of any action on the part of the holders thereof be converted into 15,000 shares of Common Stock (the "Forward Stock Split"), and all certificates representing shares of Common Stock outstanding immediately prior to the filing of this Certificate of Incorporation will represent that number of shares after giving effect to the Forward Stock Split. Any holder of shares of Common Stock outstanding prior to the filing of this Certificate of Incorporation may, but is not required to, surrender his, her or its stock certificate or certificates to the Corporation, and receive in exchange a certificate for the number of shares of Common Stock to which the holder is entitled after giving effect to the Forward Stock Split.

FIFTH:

The business and affairs of the Corporation shall be managed by or under the direction of a board of directors (the " Board of Directors"). In furtherance and not in limitation of the powers conferred on the Board of Directors under the DGCL, the Board of Directors is expressly authorized to make, amend or repeal Bylaws of the Corporation ("Bylaws"). The number of directors shall be fixed from time to time as provided in the Bylaws. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws.

SIXTH:

The Corporation shall, to the fullest extent permitted under the DGCL (as the same may be amended and supplemented from time to time), indemnify and advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was (at the request of the Corporation) serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney's fees and expenses), judgments, fines, penalties, liabilities, and amounts paid in settlement, incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim. Except with respect to proceedings to enforce rights to indemnification, the Bylaws may provide that the Corporation shall indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The Corporation may provide indemnification or advance expenses to employees and agents of the Corporation or other persons on such terms and conditions as may be specified by the Board of Directors in its sole discretion. The foregoing indemnification is not exclusive of any other rights to which those indemnified may be entitled under the Bylaws, or any agreement, vote of stockholders or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, or agent. No amendment, repeal or modification of this Article will adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions which occurred prior to such repeal or modification.

SEVENTH:

No director of the Corporation is personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exemption from or limitation of that liability is not permitted under the DGCL at the time such exemption from or limitation of liability is determined. No amendment, repeal or modification of this Article will adversely affect the liability or alleged liability of any director of the Corporation with respect to any acts or omissions which occurred prior to such amendment, repeal or modification.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Mircea Popescu, its President and Chief Executive Officer this 15th day of October, 2015.

XEME BIOPHARMA, INC.

By: _________________________________

Mircea Popescu, President and CEO

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF
INCORPORATION OF XEME BIOPHARMA, INC.

Xeme Biopharma, Inc., a corporation organized and existing under the laws of the State of Delaware (the"Corporation"), certifies that:

1.

The Corporation's Certificate of Incorporation is hereby amended by deleting, in its entirety, Article IV thereof and inserting in place thereof a new Article IV which reads in full as follows:

"The Corporation is authorized to issue one class of shares which shall be designated "Common Stock" and have a par value of $0.001 per share. The total number of shares which the Corporation is authorized to issue is twenty-five million (25,000,000). The total number of shares of the Corporation, which is twenty-five million (25,000,000),are duly issued and transferred to R2T Biopharma, Inc., a California corporation located at 5 Corporate Park, Suite 250, Irvine, California 92606, pursuant the Stock Purchase Agreement executed on March 17, 2020."

2.

This Certificate of Amendment to Certificate of Incorporation (this "Certificate of Amendment) has been duly adopted in accordance with the provisions of Section 242 of the General Corporation of the State of Delaware by the directors of the Corporation.

3.

This Certificate of Amendment is effective for accounting purposes only as of March 17, 2020.

By: ____________________
Name: Gongjin Choi
Title:   Chairman of the Board, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:41PM 10/19/2015
FILED 04:41 PM 10/19/2015
SR 20150554464 - File Number 3936403
Delivered 12:59 PM 07/06/2020
FILED 12:59 PM 07/06/2020
SR 20206072496 - File Number 3936403